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                                                                  EXHIBIT 5.4

                      [ROLAND, FOGEL, KOBLENZ & CARR, LLP
                                  LETTERHEAD]



                                        June 25, 1996

Teleport Communications Group Inc.
One Teleport Drive
Staten Island, New York  10311-1011

Ladies and Gentlemen:

        We refer to (i) the Registration Statement on Form S-1 (File No. 333-3850) (the "Equity Registration Statement") filed by Teleport Communications Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's Class A Common Stock, par value $0.01 per share, and (ii) the Registration Statement on Form S-1 (File No. 333-3984) (the "Debt Registration Statement" and, together with the Equity Registration Statement, the "Registration Statements") filed by the Company with the Commission for the purpose of registering under the Securities Act the Company's Senior Notes due 2006 and Senior Discount Notes due 2007 (collectively the "Notes"). All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Registration Statements.

        We have acted as special New York Public Service Commission ("PSC") counsel to the Company in connection with the Registration Statements. As special PSC counsel, in this opinion we address only matters within the jurisdiction of the PSC under
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the New York Public Service Law, and the rules, regulations and published orders of the PSC (collectively, the "Public Service Law"). We do not express opinions herein concerning any laws other than the Public Service Law. Our opinions are limited strictly to the matters stated herein and no opinions may be inferred or are implied beyond the matters expressly stated herein.

        Acting as special PSC counsel, we have reviewed the Debt Registration Statement. Based on our analysis of the Public Service Law and an opinion received from the Office of General Counsel of the PSC, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that under existing authorizations issued separately to TCGI and TCGNY, up to $1.75 billion may be borrowed by either entity, subject only to the requirement that the aggregate long-term debt not exceed $1.75 billion. Accordingly, we are of the opinion that the Company has obtained all authorizations and consents from the PSC required for the issuance of the Notes, and that no further authorizations or consents are required from any other New York State governmental agency having jurisdiction over telecommunications matters for the Company to issue the Notes. It is also our opinion that, based upon the foregoing and the opinion of the PSC general counsel, the Notes will be validly

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issued and enforceable.  A request for PSC confirmation of the opinion issued by its general counsel or, in the alternative, for authorization to incur up to $2 billion in long term debt, has been submitted, and we can conceive of no reason why said confirmation or authorization will not be promptly issued.

        With respect to questions of fact regarding the assumptions above, we have relied, without independent inquiry or verification by us, upon the representations of the Company regarding the Notes. We have not been retained or engaged to perform, nor have we performed, any independent review or investigation of any agreements to which the Company may be subject, nor have we made any independent investigation as to the existence of facts, if any, which could materially affect the above assumptions.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statements and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statements (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm and this opinion under "Risk Factors - Limitation on Incurrence of Debt Under New York and New Jersey Regulatory Authorizations" and "Legal Matters" contained in the prospectuses filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


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        The opinions set forth herein are as of the date hereof.  We assume no obligation to advise you of changes which may hereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule, judicial interpretation or government policy which may be enacted or adopted after the date hereof, nor de we assume any responsibility to advise you of further changes in our opinion.

        This opinion is furnished to you in connection with the Registration Statements and, except for the submission of it as as an Exhibit to the Registration Statements, is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent.


                                Very truly yours,

                                ROLAND, FOGEL, KOBLENZ & CARR, LLP


                                By: /s/ Keith J. Roland
                                   ----------------------
                                     Keith J. Roland

KJR/mac


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